UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 11, 2012 (July 5, 2012)
Date of Report (date of earliest event reported)
VALENCE TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)
Delaware	0-20028	77-0214673
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
12303 Technology Boulevard, Suite 950 Austin, Texas 78727
(Address of principal executive offices)

(512) 527-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As described in Item 5.02 below, as a result of the resignations of Donn V. Tognazzini and Bert C. Roberts, Jr. as members of the board of directors (the “Board”) of Valence Technology, Inc. (the “Company”) and as members of the audit committee of the Board (the “Audit Committee”), the Company is no longer in compliance with Listing Rules 5605(b)(1) and 5605(c)(2)(A) of the NASDAQ Stock Market LLC (“NASDAQ”).  Listing Rule 5605(b)(1) requires a majority of the Board must be comprised of Independent Directors (as defined in Listing Rule 5605(a)(2)).  Before the Board resignations, the Board was comprised of five directors, including three Independent Directors (including Mr. Tognazzini and Mr. Roberts).  After the resignations, the Board is comprised of two vacancies and three directors, including one Independent Director.  As such, a majority of the Board is no longer comprised of Independent Directors.  Listing Rule 5605(c)(2)(A) requires, among other things, that the Audit Committee must be comprised of at least three members.  The Audit Committee was comprised of three members before the resignations, and is now comprised of only one member.  The Company notified NASDAQ of its noncompliance with the listing rules described above on July 10, 2012.

The Company is provided with the same cure period under (i) Listing Rule 5605(b)(1)(A) to regain compliance with Listing Rule 5605(b)(1) and (ii) Listing Rule 5605(c)(4)(B) to regain compliance with Listing Rule 5605(c)(2)(A).  Under such rules, the Company has a cure period to regain compliance as follows: (i) until the earlier of the Company’s next annual shareholders’ meeting or July 5, 2013, or (ii) if the Company’s next annual shareholders’ meeting is held no later than 180 days following July 5, 2012, then the Company must evidence compliance no later than the end of such 180 day period.

On June 20, 2012, the Company filed a Form 8-K to disclose that it had received a notification letter from the NASDAQ Listing Qualifications Department (the “Staff”) dated June 12, 2012 which stated that the Company’s common stock was subject to delisting from The NASDAQ Capital Market because the Company had not regained compliance with the $1.00 minimum bid price rule.  By letter dated June 19, 2012, the Company requested a hearing to appeal the Staff's delisting determination to the NASDAQ Hearings Panel (the “Panel”) in accordance with NASDAQ's applicable procedures set forth in the Listing Rule 5800 Series. The hearing is scheduled for July 26, 2012.  There can be no assurance that the Company’s appeal will be successful and, in the event the appeal is not successful, the Company expects that its common stock will be delisted from The NASDAQ Capital Market.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letters dated July 5, 2012, Donn V. Tognazzini, a member of the Board, the chairman of the Audit Committee of the Board, and a member of the Compensation Committee of the Board, resigned effective immediately from such positions.  A copy of the resignation letters are attached hereto as Exhibit 99.1.   The Company believes that Mr. Tognazzini’s resignation was caused, in whole or in part, by his disagreement with other members of the Board and management regarding whether the Company should file for reorganization under Chapter 11 of the United States Bankruptcy Code.  Mr. Tognazzini provided a letter to the Board dated June 28, 2012 regarding such matter and such letter is attached hereto as Exhibit 99.2.

By letter dated July 10, 2012, Bert C. Roberts, Jr., a member of the Board, a member of the Audit Committee of the Board, and chairman of the Compensation Committee of the Board, resigned effective June 29, 2012.  A copy of the resignation letter is attached hereto as Exhibit 99.3.   The Company believes that Mr. Roberts’ resignation was caused, in whole or in part, by his disagreement with Mr. Tognazzini regarding whether the Company should file for reorganization under Chapter 11 of the United States Bankruptcy Code.  Mr. Roberts sent an email to the Company’s general counsel on July 10, 2012 regarding such matter and such email is attached hereto as Exhibit 99.4.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Donn V. Tognazzini Resignation Letters dated July 5, 2012.

Exhibit 99.2 Donn V. Tognazzini Letter to Board dated June 28, 2012.

Exhibit 99.3 Bert C. Roberts, Jr. Resignation Letter dated July 10, 2012.

Exhibit 99.4 Bert C. Roberts, Jr. email to Valence dated July 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: July 11, 2012	By:	/s/ Roger A. Williams
Roger A. Williams
Vice President-Law, General Counsel and Secretary

EXHIBIT INDEX

Exhibit 99.1 Donn V. Tognazzini Resignation Letters dated July 5, 2012.

Exhibit 99.2 Donn V. Tognazzini Letter to Board dated June 28, 2012.

Exhibit 99.3 Bert C. Roberts, Jr. Resignation Letter dated July 10, 2012.

Exhibit 99.4 Bert C. Roberts, Jr. email to Valence dated July 10, 2012.